Exhibit 4.2

COMMON STOCK	COMMON STOCK

PAR VALUE $ .001	THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK OR CHICAGO, ILLINOIS
salesforce.com®

Certificate Number	Shares * * <<Number of Shares>> * * * * * *
* * * <<Number of Shares>> * * * * *
* * * * <<Number of Shares>> * * * *
* * * * * <<Number of Shares>> * * *
* * * * * * <<Number of Shares>> * *

salesforce.com, inc. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT	<<Name of Holder>>	CUSIP 79466L 30 2 SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of	***<<Number of Shares>>***

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF salesforce.com, inc. (hereinafter called the “Company”), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

/s/ Marc Benioff Chief Executive Officer		DATED <<Month Day, Year>> COUNTERSIGNED AND REGISTERED: COMPUTERSHARE INVESTOR SERVICES, LLC. (CHICAGO) TRANSFER AGENT AND REGISTRAR,

/s/ David Schellhase
Secretary	By
AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT- . . . . . . . . .Custodian . . . . . . . . . . . . . . .
(Cust) (Minor)
TEN ENT— as tenants by the entireties	under Uniform Gifts to Minors Act . . . . . . . .. . . . . .
(State)
JT TEN— as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT . . . . . . . . . . . . . . .Custodian (until age. . . ). . . . . . . . . . . (Cust) (Minor) under Uniform Transfers to Minors Act. . . . . . .. . . .
(State)
Additional abbreviations may also be used though not in the above list.

SALESFORCE.COM, INC.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

For value received,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                                            Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                                                            Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: 20	Signature:

Signature(s) Guaranteed:

BY:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN

ELIGIBLE GUARANTOR INSTITUTION (Banks,

Stockbrokers, Savings and Loan Associations and Credit

Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE MEDALLION PROGRAM, PURSUANT TO

S.E.C RULE 17Ad-15.

Signature:

                  Notice: THE SIGNATURE TO THIS ASSIGNMENT                                 MUST CORRESPOND WITH THE NAME                                 AS WRITTEN UPON THE FACE OF THE                                 CERTIFICATE, IN EVERY PARTICULAR,                                 WITHOUT ALTERATION OR                                 ENLARGEMENT, OR ANY CHANGE                                 WHATEVER.

SECURITY INSTRUCTIONS
THIS IS WATERMARKED PAPER, DO NOT ACCEPT
WITHOUT NOTING WATERMARK HOLD TO LIGHT TO VERIFY WATERMARK.